Exhibit 99.1

FOR IMMEDIATE RELEASE

NEIL GLAT APPOINTED TO FUBO’S BOARD OF DIRECTORS

NEW YORK – MARCH 5, 2024 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, announced today the appointment of Neil Glat to its board of directors effective immediately.

Glat has extensive operating and strategic experience in sports, entertainment, media and hospitality. He is the managing member of NG Strategies, LLC, providing strategic advice to sports, media and technology businesses, and most recently served as co-president, Americas for SPORTFIVE, a global sports, entertainment and marketing agency. Glat is also recognized for his significant leadership experience in professional sports, including more than seven years with the New York Jets, during which he served as president, and 15 years with the National Football League (NFL), where he oversaw corporate development and strategy, among other responsibilities.

“Neil’s deep experience in media and sports will bring important insight and strategic counsel to Fubo as we approach our 2025 profitability target,” said David Gandler, co-founder and CEO, Fubo. “I’m looking forward to working with Neil as we continue to scale our aggregated sports-first video bundle that provides value for consumers, advertisers, partners and shareholders alike.”

“I’m extremely excited about the opportunity to join Fubo’s board and to work closely with David, the executive team and the board, as the company focuses on achieving its near-term goals and strategically positioning itself for accelerated future growth,” said Glat.

Additionally, Pär-Jörgen (PJ) Pärson will step down from Fubo’s board to focus on his role at leading venture capital fund Northzone.

Continued Gandler: “I want to extend my deepest gratitude to PJ for his invaluable service to Fubo over the years. As one of our earliest investors, both PJ and Northzone have played a pivotal role in guiding Fubo through periods of extraordinary complexity and growth leading up to and including our IPO. The success we enjoy today, boasting over 1.6 million subscribers across North America and expanding operations into Europe and India, is a testament to PJ’s unwavering commitment and his early confidence in our vision. Fubo’s current achievements are, without a doubt, closely tied to PJ’s dedication and foresight.”

For more details on Glat and Fubo’s board of directors, please visit https://ir.fubo.tv/governance/board-of-directors/default.aspx

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 300 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, expectations regarding profitability, growth plans and prospects and market opportunity. Forward-looking statements represent Fubo’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions and risks relating to Fubo’s business, including those described in periodic reports that Fubo files from time to time with the SEC. The forward-looking statements included in this press release speak only as of the date of this press release, and Fubo does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv